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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 10, 2005
                                 ______________

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



       Pennsylvania                  1-11152                 23-1882087
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)



781 Third Avenue, King of Prussia, Pennsylvania              19406-1409
   (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01.   Regulation FD Disclosure.

On January 10, 2005, InterDigital Communications Corporation's wholly-owned subsidiary, InterDigital Technology Corporation (ITC), received a payment of approximately $28 million from Sony Ericsson Mobile Communications AB (Sony Ericsson) under ITC's March 2003 license agreement with Sony Ericsson. The payment primarily consists of a pre-payment of estimated sales of Second Generation (2G) GSM/TDMA and 2.5G GSM/GPRS/TDMA standards compliant terminal units during 2005 and 2006. Consistent with past revenue recognition of pre-payments from Sony Ericsson, revenue associated with this pre-payment will continue to be recognized as Sony Ericsson reports the exhaustion of royalty pre-payments through the sale of licensed terminal units.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By: /s/ Lawrence F. Shay
                                             -----------------------------------
                                             Lawrence F. Shay
                                             General Counsel



Date: January 12, 2005